Exhibit 15.2

Consent of Shandong Haoxin Certified Public Accountants Co., Ltd.

We hereby consent to the incorporation by reference in the Registration Statements No. 333-229171 on Form S-8 and No. 333-251355 on Form F-3 of CooTek (Cayman) Inc. of our report dated April 26, 2023 relating to the financial statements, which appears in this Annual Report on Form 20-F of CooTek (Cayman) Inc. for the year ended December 31, 2022.

/s/ Shandong Haoxin Certified Public Accountants Co., Ltd

Shandong Haoxin Certified Public Accountants Co., Ltd

Weifang, the People’s Republic of China

April 26, 2023